Exhibit 10.1

COST PLUS, INC.

1996 DIRECTOR OPTION PLAN

(Amended June 19, 1997)

(Amended June 15, 1999)

(Amended June 22, 2000)

(Amended June 27, 2002)

(Amended July 1, 2004)

(Amended June 29, 2005)

(Amended June 22, 2006)

(Amended June 18, 2009)

(Amended June 23, 2011)

1. Purposes of the Plan. The purposes of this 1996 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Committee at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units.

(b) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(c) “Awarded Stock” means the Common Stock subject to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the Common Stock of the Company.

(g) “Committee” means a committee appointed by the Board to administer the Plan and to perform the functions set forth herein, or, if no such committee is appointed, the Board.

(h) “Company” means Cost Plus, Inc., a California corporation.

(i) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 11.

(j) “Director” means a member of the Board.

(k) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(n) “Inside Director” means a Director who is an Employee.

(o) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(p) “Outside Director” means a Director who is not an Employee.

(q) “Nonstatutory Stock Option” means a stock option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means a Director or entity that holds an Award granted under the Plan.

(u) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 9.

(v) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 10.

(w) “Plan” means this 1996 Director Option Plan, as amended.

(x) “Representative Director” means a Director who is a member of the Board as the representative for an entity that employs such Director. The determination of whether an Outside Director is a Representative Director shall be determined by the representations of such Director and such determination may be changed at any time by such Director.

(y) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(z) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 1,003,675 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4. Administration and Grants of Awards under the Plan.

(a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. Except as otherwise provided in the Company’s Articles of Incorporation or By-Laws, a quorum shall consist of a majority of the members of the Committee and a majority of a quorum may authorize any action. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any decision or determination reduced to writing and signed by the requisite number of the members of the Committee shall be as fully effective as if made by the vote of the requisite number of members at a meeting duly called and held.

(b) The Committee shall be composed of the Board of Directors or a committee appointed by the Board.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine those individuals to whom Awards shall be granted under the Plan and the number of Shares subject to each Award to be granted, to prescribe the terms and conditions (which need not be identical) of each such Award, including the Fair Market Value on any date, and to make any amendment or modification to any Award Agreement, including the acceleration of vesting, consistent with the terms of the Plan;

(ii) to construe and interpret the Plan and the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants, and all other persons having any interest therein;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

5. Eligibility.

(a) Except as provided in Section 5(b) hereof, Awards may be granted only to Outside Directors.

(b) In the event an Outside Director is a Representative Director, Awards shall be granted in the name of the entity employing such Representative Director and such Representative Director shall not personally receive any Award grants in the Representative Director’s own name.

(c) The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect until March 31, 2016 unless sooner terminated under Section 14 of the Plan.

7. Stock Options

(a) Procedure for Grants of Options. The terms of an Option granted hereunder shall be as follows:

(i) the term of the Option shall be up to ten (10) years.

(ii) subject to Section 13 hereof, the Option shall be exercisable:

(A) in the event of an Option held directly by an Outside Director, only while the Outside Director remains a Director of the Company.

(B) in the event of an Option held by an entity pursuant to Section 5(b) hereof, only while the Representative Director remains a Director of the Company.

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

(iv) subject to Section 13 hereof, the Option shall become exercisable as determined by the Committee at the time of grant of the Option.

(b) Procedure for Exercise; Rights as Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 7(a).

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) Form of Consideration for Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

(d) Termination of Continuous Status as a Director. Subject to Section 13 hereof, in the event a Participant’s status as a Director terminates (other than the Participant’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Participant may exercise his or her Option, but only within six (6) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(e) Disability of Participant. In the event a Participant’s status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(f) Death of Participant. In the event of a Participant’s death, the person or entity designated as beneficiary in writing by the Participant, or, if no such person or entity has been designated as beneficiary by the Participant, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of death, and to the extent that the Participant’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services as a director but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. Restricted Stock shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock is awarded. The Committee may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Committee.

(c) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Committee, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

9. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Committee. The Committee may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Committee.

(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Committee, in its sole discretion, shall determine.

10. Performance Units.

(a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units. The Committee will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Committee. The Committee may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Committee.

(d) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Committee, in its sole discretion, shall determine.

11. Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Committee, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

12. Non-Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Award may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent award shall continue to vest in accordance with the Plan for so long as the Participant (or, in the case of an entity Participant, such Participant’s Representative Director) serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Participant’s (or, in the case of an entity Participant, such Participant’s Representative Director’s) status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (or, in the case of an entity Participant, such Participant’s Representative Director), the Award shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable, all restrictions on Restricted Stock and Deferred Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. Thereafter, in the case of an Option or equivalent award, such Option or equivalent award shall remain exercisable in accordance with Sections 7(d) through (f) above.

If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested and exercisable, including as to Shares for which it would not otherwise be vested and exercisable, all restrictions on Restricted Stock and Deferred Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In the case of an outstanding Option, the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. In the case of an outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units, immediately after each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units have become fully vested, the award shall be terminated and cancelled in exchange for a per share payment for each Share (or, for Performance Units, unit) then subject to such each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in connection with the merger or sale of assets.

(ii) For the purposes of this Section 13(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without such Participant’s consent. In addition, to the extent necessary and desirable to comply with any other applicable law or regulation (including any rule of a stock exchange or automated stock quotation system upon which the shares are traded), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

15. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4 hereof.

16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.